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Exhibit 16.2

MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 WEST 1ST AVENUE
VANCOUVER, BC, CANADA V6J 1G1
TELEPHONE:  9604) 737-8117  FACSIMILE:  (604) 714-5916

                                                      REPLY ATTENTION: D.T. KONG



June 10, 2004


United States Securities and Exchange Commission
450 Fifth Street, NY
Washington, DC  20549

Commissioners:

We have read the statements made by MIV Therapeutics, Inc. which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 10, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly


/s/ Moore Stephens Ellis Foster Ltd.

Chartered Accountants









MS AN INDEPENDENTLY OWNED AND OPERATED MEMBER OF MOORE STEPHENS NORTH AMERICAN, INC. MEMBERS IN PRINCIPAL CITIES THROUGHOUT NORTH AMERICA. MOORE STEPHENS NORTH AMERICA, INC. IS A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED, MEMBERS IN PRINCIPAL CITIES THROUGHOUT THE WORLD.